AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT

Transamerica Financial Life Insurance Company (formerly AUSA Life Insurance Company, Inc.), Variable Insurance Products Fund III and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated August 31, 2000, as amended, by doing the following:

The Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 10th day of January, 2008.

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:           /s/Arthur D. Woods
Name:           Arthur D. Woods
Title:           Vice President

VARIABLE INSURANCE PRODUCTS FUND III

By:           /s/Kimberley Monasterio
Name:           Kimberley Monasterio
Title:           Treasurer – SVP

FIDELITY DISTRIBUTORS CORPORATION

By:           /s/Bill Loehning
Name:           Bill Loehning
Title:           E.V.P.

Schedule A
Separate Accounts and Associated Contracts

Name of Separate Account and                                                                                  Products
Date Established by Board of Directors                                                                                     Funded by Separate Account

TFLIC Series Life Account                                                                                                           TFLIC Financial Freedom Builder
(est. October 24, 1994)
                                          TFLIC Freedom Elite Builder

Separate Account VA BNY                                                                                                          Transamerica Landmark NY Variable Annuity
(est. September 27, 1994)

TFLIC Series Annuity Account                                                                                                   TFLIC Freedom Premier
(est. March 20, 2001)

TFLIC Separate Account VNY                                                                                                     Advisor’s Edge® NY Variable Annuity
(est. December 14, 2004)

Separate Account VA GNY                                                                                                          Flexible Premium Variable Annuity - L
(est. April 3, 2007)                                                                                                                          (under the marketing name “Transamerica Ascent”)

TFLIC Separate Account C                                                                                                          Marquee Variable Annuity
(est. November 4, 1994)

Separate Account VA WNY                                                                                                        Flexible Premium Variable Annuity - H
(est. August 31, 2004)                                                                                                                   (under the marketing name “Transamerica Liberty
                                          NY”)

Separate Account VA YNY                                                                                                         Flexible Premium Variable Annuity - N
(est. September 13, 2007)                                                                                                             (under the marketing name “Transamerica Axiom
                                          NY”)

S:\fundcomp\REORGANIZATION\Agreements\Participation Agreements\Fidelity\Fidelity TFLIC amendments\TFLIC Fidelity VIP III 1-10-08 Amend 6.doc